CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167208) and on Form S-8 (No. 333-127179) of National Health Investors, Inc. of our report dated September 3, 2013, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Care YBE Subsidiary LLC for the year ended December 31, 2012, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Nashville, Tennessee
September 3, 2013